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                                                                      EXHIBIT 11

                    CNA SURETY CORPORATION AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                               2002      2001      2000
                                                               ----      ----      ----
                                                                (AMOUNTS IN THOUSANDS,
                                                                EXCEPT PER SHARE DATA)
Net Income..................................................  $28,697   $36,908   $53,602
                                                              =======   =======   =======
Shares:
Weighted average shares outstanding.........................   42,780    42,706    42,889
  Weighted average shares of options exercised..............      130        38         9
                                                              -------   -------   -------
Total weighted average shares outstanding...................   42,910    42,744    42,898
  Effect of dilutive options................................      118       194       130
                                                              -------   -------   -------
Total weighted average shares outstanding, assuming
  dilution..................................................   43,028    42,938    43,028
                                                              =======   =======   =======
Earnings per share..........................................  $  0.67   $  0.86   $  1.25
                                                              =======   =======   =======
Earnings per share, assuming dilution.......................  $  0.67   $  0.86   $  1.25
                                                              =======   =======   =======
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